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                                                                  Exhibit 3.1(b)

                              CERTIFICATE OF MERGER
                                       of
                                 TELEMONDE INC.,
                              a Nevada corporation

                                      into
                                TELEMONDE, INC.,
                             a Delaware corporation

                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware

      Telemonde, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL" ), hereby certifies that:

      FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

            NAME              STATE OF INCORPORATION

            Telemonde, Inc.             Delaware
            Telemonde, Inc.             Nevada

      SECOND: An Agreement and Plan of Merger dated as of October 28, 1999, by and between Telemonde, Inc., a Nevada corporation ("TI"), and the Company (the "Merger Agreement"), was approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252(c) of the DGCL and by Telemonde, Inc., a Nevada corporation ("TI"), in accordance with the laws of the State of Nevada.

      THIRD : The Company shall be the surviving corporation of the merger and shall at the effective time of the merger be named Telemonde, Inc. (sometimes hereinafter referred to as the "Surviving Corporation").

      FOURTH: The certificate of incorporation of the Company (the "Certificate") shall be the certificate of incorporation of the Surviving Corporation.

      FIFTH: The executed Merger Agreement is on file at the offices of the Surviving Corporation at 200 Madison Avenue, New York, New York 10016.

      SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of TI or the Company.

      SEVENTH: The authorized capital stock of TI is 100,000,000 shares of Common Stock, par value $0.001 per share.
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      IN WITNESS WHEREOF, Telemonde, Inc., as the Surviving Corporation, has
caused this Certificate of Merger to be signed under penalties of perjury by Adam Bishop, its President, on the 14 day of November 1999.

                                          TELEMONDE, INC.,
                                          a Delaware corporation

                                          /s/ Adam Bishop
                                          -------------------------------

                                          By:   Adam Bishop
                                             ----------------------------

                                          Title:  President
                                                -------------------------